EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the BetzDearborn Inc. Stock Option Plan of 1987, of our reports (a) dated February 11, 1997, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10K) for the year ended December 31, 1996 and (b) dated March 24, 1997, with respect to the financial statement schedule included in its Annual Report (Form 10K) for the year ended December 31, 1996, both filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 7, 1998